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                                                                    Exhibit (99)

                                          Contact:     Thomas A. Klemens
                                                       Chief Financial Officer
                                                       (714) 558-3211, ext. 7442

                 FIRST AMERICAN FINANCIAL COMPLETES ACQUISITION
                    OF EXCELIS MORTGAGE LOAN SERVICING SYSTEM

SANTA ANA, CALIFORNIA, APRIL 23, 1996 - The First American Financial Corporation (NYSE: FAF) announced the completion of the acquisition of the Excelis Mortgage Loan Servicing System (MLS) from Residential Information Services (RIS), a unit of Prudential Insurance Company of America. Now known as Excelis, Inc., this latest business addition further enhances First American's ability to meet the needs of the mortgage lending community.

     Excelis joins First American's title insurance, real estate tax service, flood compliance, credit reporting, property information, home warranty, equity loan service and records management operations.

     Regarding the purchase of Excelis, First American Financial President Parker S. Kennedy stated, "Our bundling of services has reached new and unprecedented industry levels. We are now the leading provider of real estate-related services in the country. This position has developed through our steadfast commitment to providing the highest quality service, in a cost-effective manner, to all of our customers. This started with our title insurance operations and has continued for 107 years."

     John Long, president of First American Real Estate Information Services, Inc., the subsidiary of First American Financial which will oversee the new unit, believes that customers now using First American's tax service, flood data and other products will greatly benefit from the efficiencies presented by the addition of Excelis to our menu of services.

     Excelis MLS is the only commercially available real-time and on-line servicing system that has been developed since 1990 to meet increasingly sophisticated market demands. The software employs rules-based technology which enables the user to customize the system to fit its individual servicing criteria

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and policies. In this way, Excelis MLS eliminates the problems usually associated with other service bureaus' "one size fits all" approach. The system manages work flow, minimizes business risks, and improves operational efficiency by providing mortgage lenders with greater control over their portfolios.

     Although the Excelis system was not operated at a profit by RIS, First American expects that to change within the next 12 to 18 months. "The initial costs of merging the Excelis system into First American Real Estate Information Services could produce marginal losses in that operation during the ramp up of Excelis, but we expect to see this business become a substantial contributor to our revenue base over time," said Parker Kennedy. "Furthermore, unlike many of our other businesses which are directly affected by real estate cycles, we anticipate that when Excelis is fully integrated into our operations, it will provide a steady revenue stream from loan servicing contracts even when mortgage originations are on the decline."

     It was further announced that Mark Brisebois has been named president of the new Excelis unit. Brisebois, who is also chief information officer for First American Real Estate Information Services, is responsible for the successful development and introduction of First American's RAPID system, a sophisticated electronic service connecting First American's customers with the company's full range of products and services. Brisebois will be joined on the Excelis management team by executive vice president Gwen Bennett, formerly senior vice president of RIS.

     The First American Financial Corporation, based in Santa Ana, California, is the nation's leading provider of real estate-related financial and informational services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer, First American Real Estate Information Services, Inc., which offers tax monitoring, credit reporting, flood certification, mortgage loan servicing systems and property information services nationally, and First American Home Buyers Protection Corporation, a home warranty company. The corporation also operates First American Trust Company and First Security Thrift in Southern California. First American Financial has over 10,000 employees in over 400 branch offices in the United States and abroad.
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